UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2011
PROLOGIS, INC.
PROLOGIS, L.P.
(Exact Name of Registrant as Specified in its Charter)

Maryland (Prologis, Inc.)	001-13545 (Prologis, Inc.)	94-3281941 (Prologis, Inc.)
Delaware (Prologis, L.P.)	001-14245 (Prologis, L.P.)	94-3285362 (Prologis, L.P.)

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
Pier 1, Bay 1, San Francisco, California 94111
(Address of Principal Executive Offices, including Zip Code)
(415) 394-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On May 25, 2011, Prologis (f/k/a ProLogis), a Maryland real estate investment trust (the “Trust”), settled on its mandatory tender offer for all of the ordinary and convertible preferred units of ProLogis European Properties, a Luxembourg closed-ended investment fund (Euronext/Amsterdam: PEPR), managed by an affiliate of the Trust.
     On June 3, 2011, Prologis, Inc. (f/k/a AMB Property Corporation), a Maryland corporation (“Prologis”), Prologis, L.P. (f/k/a AMB Property, L.P.), a Delaware limited partnership (the “Operating Partnership”), and the Trust, completed the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 30, 2011 and amended as of March 9, 2011 (the “Merger Agreement”), by and among Prologis, the Operating Partnership, the Trust, New Pumpkin Inc., a Maryland corporation , Upper Pumpkin, LLC, a Delaware limited liability company, and Pumpkin LLC, a Delaware limited liability company.
     This Current Report on Form 8-K is being filed to provide the pro forma financial information set forth below under Item 9.01(b), which gives effect to the foregoing transactions as set forth therein.
Item 9.01. Financial Statements and Exhibits
(b) Pro Forma Financial Information
     Unaudited Pro Forma Condensed Consolidated Financial Statements of Prologis for the six months ended June 30, 2011 and for the twelve months ended December 31, 2010 (attached hereto as Exhibit 99.1 and incorporated herein by reference).

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prologis, Inc. (Registrant)

Date: September 30, 2011	By: Name:	/s/ Edward S. Nekritz Edward S. Nekritz
	Title:	General Counsel and Secretary

Prologis, L.P. (Registrant)

	By:	Prologis, Inc.,
its general partner

Date: September 30, 2011	By: Name:	/s/ Edward S. Nekritz Edward S. Nekritz
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Prologis, Inc. for the six months ended June 30, 2011 and for the twelve months ended December 31, 2010.

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